EXHIBIT III

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all SBC and other Ameritech Entities (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock of Hungarian Telephone & Cable Corp., par value $.001 per share, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

                                     * * * *

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this ________ day of February 2000.



                                        SBC COMMUNICATIONS INC.




Dated: February ______, 2000   By:
                                   --------------------------------------------
                                                 James S. Kahan
                                        Senior Executive Vice President,
                                             Corporate Development




Dated: February ______, 2000   By:
                                   --------------------------------------------
                                               Edward A. Mueller
                                    President-SBC International Operations,

                                                     On behalf of:
                                             AMERITECH CORPORATION
                                         AMERITECH INTERNATIONAL, INC.
                                   AMERITECH INTERNATIONAL DENMARK CORPORATION
                                          AMERITECH LUXEMBOURG S.a.r.l.
                                      AMERITECH DENMARK FUNDING CORPORATION
                                        AMERITECH DENMARK HOLDINGS, L.L.C.